UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2007

INOVA TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-27397

(Commission File Number)

98-0204280

(I.R.S. Employer Identification Number)

233 Wilshire Blvd. Suite 300

Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

(800) 757 9808

(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

IPO in Australia

The Company is in the process of establishing its Australian subsidiary, Inova Technology Australia Limited. Once established, Inova Australia will make  an application to the Australian Securities and Investment Commission (“ASIC”) to allow the quotation of its shares on the Australian Stock Exchange (“ASX”). The Company is intending to make the application to ASIC in November of 2007.

The Company intends to raise capital from Australian investors during this process and will maintain an ownership position in the Australian subsidiary after the IPO.

The primary business of the subsidiary will be the development and sale of RFID based solutions in addition to IT services and systems integration. Prior to the listing on the ASX the parent will provide the Australian subsidiary with an exclusive license to sell Inova’s RFID technology to customers in the Asia Pacific region.

Inova Technology Australia Limited’s securities will not be or have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and this report is not an offer to buy or sell such securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVA TECHNOLOGY INC.

By:

/s/ Adam Radly

Date: October 16, 2007

Adam Radly

Chairman and Chief Executive Officer